Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350, as adopted), Antonius Schuh, Chief Executive Officer of Sequenom, Inc. (the “Company”) and Stephen Zaniboni, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this Certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of August, 2004.

/s/ Antonius Schuh
Antonius Schuh, Chief Executive Officer

/s/ Stephen Zaniboni
Stephen L. Zaniboni, Chief Financial Officer

This Certification accompanies the Quarterly Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.